Exhibit 10.1

May 16, 2019

Derek Andersen

Via email

Re:	Internal Change in Position

Dear Derek,

Snap Inc. (the “Company”) is pleased to offer you a change in position to the full-time, exempt position of Chief Financial Officer effective May 20, 2019 (the “Effective Date”) on the following terms:

You will work at our office located in Santa Monica, California. Of course, the Company may change your position, duties, and work location from time to time at its discretion.

You will receive an annual salary of $500,000, which will be paid biweekly, less applicable payroll deductions and tax withholdings. You will continue your same eligibility for our broad range of benefits. Keep in mind that the Company may change compensation and benefits from time to time at its discretion. The Company acknowledges that it has previously issued equity awards to you under the 2017 Equity Incentive Plan. Nothing in this letter will amend or affect the terms of those previously granted awards.

Your employment relationship with the Company continues to remain at-will. You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time, with or without cause or advance notice. Your employment at -will status can only be modified in a written agreement signed by you and by an authorized officer of the Company.

This letter forms the complete and exclusive statement of your revised employment agreement with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written. Changes in your employment terms, other than those changes expressly reserved to the Company’s discretion in this letter, require a written modification signed by an authorized officer of the Company.

Please sign and date this letter and return it to me by May 20, 2019, if you wish to accept this new opportunity under the terms described above.

Congratulations on your new role!

Sincerely,

/s/ Michael O’Sullivan

Michael O’Sullivan

General Counsel

Accepted and agreed:

/s/ Derek Andersen

Derek Andersen

Date: March 17, 2019

WWW.SNAP.COM   VISIT US: 2772 Donald Douglas Loop North, Santa Monica, California 90405   MAIL US: 3000 31ST Street, Santa Monica, California 90405